Exhibit 23.2


                            James W. McLeod, P. Geo.
                                4590 Deodar Road
                                  P.O. Box 3540
                            Silver Springs, NV 89429
                               Phone: 775 577-5393
                              jjmcleod@xplornet.com


U.S. Securities and Exchange Commission
450, 5th Street, NW
Washington, D.C. 20549

                                     CONSENT

1, James W. McLeod, P.Geo., am the author of a Report entitled "Review and Recommendations, Zag 5-8 Mineral Claims, Weepah Hills Area, Esmeralda County, Nevada, USA", dated August 10, 2008, prepared for Bomps Mining, Inc.

This is to confirm that I consent to the filing of the Zag 5-8 Project Report with the United States Securities and Exchange Commission.

I also consent to Bomps Mining, Inc. distributing copies of the Report to its shareholders or prospective investors, and to the disclosure of the Report on their website for electronic viewing.

Dated at Silver Springs, NV this 10th day of August, 2008



                                               /s/ James W. McLeod
                                               -----------------------------
                                               James W. McLeod
                                               Consulting Geologist